                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

        Date of Report (Date of earliest event reported): June 8, 2001



                          DANKA BUSINESS SYSTEMS PLC

            (Exact name of registrant as specified in its charter)


     ENGLAND AND WALES            0-20828              98-0052869

     (State or other          (Commission             (IRS Employer
     jurisdiction of          File Number)         Identification No.)
      incorporation)

     MASTERS HOUSE                       11201 Danka Circle North
     107 Hammersmith Road                St. Petersburg, Florida 33716
     London W14 OQH England

          (Address of principal executive offices including zip code)


     Registrant's Telephone Number, Including Area Code:
     011 44 207 603 1515 in the United Kingdom
     727-576-6003 in the United States
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ITEM 5. OTHER EVENTS.

     Effective June 7, 2001, Danka Business Systems PLC (the "Company") entered into the twelfth amendment (the "Twelfth Amendment") to its multicurrency credit agreement (the "Credit Agreement") with a consortium of international banks.

     The Twelfth Amendment modifies the Credit Agreement so that certain write-offs and charges incurred by the Company in quarter ended March 31, 2001 are not taken into account in determining whether the financial covenants under the Credit Agreement have been met. Otherwise, the Company continues to operate under the eleventh amendment to the Credit Agreement, which modifies the financial covenants under the Credit Agreement effective through July 16, 2001.

     The Twelfth Amendment also waives compliance with the requirement that the Company's independent auditors' report on the Company's audited financial statements for the year ended March 31, 2001 must not contain an impermissible qualification.

     The Company continues to be allowed to receive advances under the Credit Agreement for its ordinary operational needs during the period ending July 16, 2001. No fees were paid by the Company related to the execution of the Twelfth Amendment.

     A copy of the Twelfth Amendment is included with this Current Report on Form 8-K, as Exhibit 4.25 hereto and any description or summary set forth in this Report is qualified in its entirety by reference to that exhibit.

     Also included with this Current Report on Form 8-K, as Exhibit 99.1 hereto, is a copy of the Company's press release announcing fourth quarter and fiscal year end results, which also includes an announcement of the Twelfth Amendment.


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ITEM 7. EXHIBITS.


EXHIBIT
NUMBER                               EXHIBIT

4.25 Twelfth Amendment to Credit Agreement dated June 6, 2001 among Danka Business Systems PLC, Dankalux Sarl & Co., SCA and Danka Holding Company, Bank of America, N.A., each other Bank signatory to the Credit Agreement and Bank of America, N.A., as agent.

99.1 Press Release dated June 8, 2001 by Danka Business Systems PLC announcing fourth quarter and fiscal year end results.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                          DANKA BUSINESS SYSTEMS PLC


                          By: /s/ Keith J. Nelsen
                              ------------------------------------
                              Keith J. Nelsen
                              Its: Senior Vice President and General Counsel


Dated: June 11, 2001

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